EXHIBIT 2.1

                        ARTICLES OF INCORPORATION
                                   OF
                          S & W ENTERPRISES INC.

FIRST. The name of the corporation is:  S & W Enterprises Inc.

SECOND. The resident agent for this corporation shall be:   All Corporate
Services. The address of said agent and the principal or statutory address of this corporation in the State of Nevada, shall be 3566 South Polaris Avenue, Suite 4A, Las Vegas, Nevada 89103, located in Clark County, State of Nevada. This corporation may maintain an office, or offices, in such other place or places within or without the State of Nevada as may be from time to time designated by the Board of Directors, or by the By-Laws of said corporation, and that this corporation may conduct all corporation business of every kind and nature, including the holding of all meetings of directors and stockholders, outside the State of Nevada as well as within the State of Nevada.

THIRD. The objects for which this corporation is formed are as follows: to engage in any lawful activity.

FOURTH The total number of voting common stock authorized that may be issued by the corporation is Twenty Five Thousand (25,000) shares of stock with no par value, and no other class of stock shall be authorized. Said shares without nominal or par value may be issued by the corporation from time to time for such considerations as may be fixed from time to time by the Board of Directors.

FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this corporation, providing that the number of directors shall not be reduced to less than one (1). The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows: V. Martins, 3566 South Polaris Avenue, Suite 4A, Las Vegas, Nevada 89103.

SIXTH. The capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.

SEVENTH. The name and post office address of the Incorporator signing the Articles of Incorporation is as follows: V. Martins, 3566 South Polaris Avenue, Suite 4A, Las Vegas, Nevada 89103.

EIGHTH. The corporation is to have perpetual existence.

NINTH. No director or officer of the corporation shall be personally liable to the corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer or for any act or omission of any such director or officer; however, the foregoing provision shall not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the corporation for acts or omissions prior to such repeal or modification.

TENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Incorporator hereinbefore named for the purpose of forming a corporation pursuant to the General Corporation Laws of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of January, 1995.


/s/ V. Martins
----------------------------------------
    V. Martins,  Incorporator


                             NOTARY ACKNOWLEDGMENT

STATE OF NEVADA     )
                    )    SS:
COUNTY OF CLARK     )

On this 24th day of January in the year 1995, before me, Michael D. McCarthy, a Notary Public in and for said state, personally appeared V. Martins, personally known (or proved) to me to be the person who executed the above instrument, and acknowledged to me that (s)he executed the same for purpose(s) stated therein.


/s/ Michael D. McCarthy
----------------------------------------
         Signature


           CERTIFICATE OF ACCEPTANCE OF APPOINTMENT BY RESIDENT AGENT

I, All Corporate Services, with address of 3566 South Polaris Avenue, Suite 4A, Las Vegas, Nevada 89103, located in Clark County, State of Nevada, hereby accept the appointment as Resident Agent of S & W Enterprises Inc. in accordance with NRS 78.090.

IN WITNESS WHEREOF, I have hereunto set my hand this 24th day of January, 1995.


/s/  V. Martins
----------------------------------------
Authorized Signatory for Resident Agent